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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Forest Oil Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
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Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202

        March 29, 2002

Dear Shareholder:

        We cordially invite you to our Annual Meeting of Shareholders. The meeting will be held on Wednesday, May 8, 2002, at 10:00 a.m., M.D.T., at the Colorado State Bank Building, 1600 Broadway, Suite 590, Denver, Colorado 80202.

        At this year's meeting, you will be asked to vote on the election of four directors and the ratification of KPMG LLP's appointment as our independent auditors.

        Our board of directors unanimously recommends that you vote "FOR" the election of the four directors and the ratification of the appointment of the independent auditors.

        We have attached a notice of meeting and a Proxy Statement that contains more information about these proposals and the meeting, including:

  •
  the different methods you may use to vote, including the telephone and Internet, and

  •
  how to revoke a proxy that you have already submitted.

        If you plan to attend, please mark the appropriate box on your proxy card to help us plan for the meeting.

        Your vote is important. We encourage you to sign and return your proxy card, or use the telephone or Internet voting procedures, before the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend in person.

        Thank you for your continued interest in Forest Oil.

Robert S. Boswell Chairman of the Board and Chief Executive Officer

Forest Oil Corporation
1600 Broadway, Suite 2200
Denver, Colorado 80202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on May 8, 2002

To the Shareholders of
    FOREST OIL CORPORATION:

        As a shareholder of Forest Oil Corporation, a New York corporation, you are invited to be present in person or to be represented by proxy at the Annual Meeting of Shareholders, to be held at the Colorado State Bank Building, 1600 Broadway, Suite 590, Denver, Colorado 80202, on Wednesday, May 8, 2002, at 10:00 a.m., M.D.T., for the following purposes:

  1.
  To elect four Class II directors;

  2.
  To consider and vote upon the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2002; and

  3.
  To transact such other business as may be properly brought before the meeting and any adjournments or postponements of the meeting.

        Our Board of Directors has set March 22, 2002 as the record date for the meeting. This means that record owners of our common stock at the close of business on that date are entitled to:

  •
  receive this notice of the meeting, and

  •
  vote at the meeting and any adjournments or postponements of the meeting.

        It is important that your shares be represented at the meeting. We encourage each shareholder to promptly sign and return the enclosed proxy card or to use the telephone or Internet voting procedures described in the accompanying Proxy Statement. See our question and answer section for information about voting by telephone or the Internet, how to revoke a proxy, and how to vote your shares in person.

By Order of the Board of Directors,

NEWTON W. WILSON III Secretary
Denver, Colorado, March 29, 2002

i

Forest Oil Corporation
1600 Broadway, Suite 22007
Denver, Colorado 80202

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 8, 2002

        These proxy materials are furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Forest Oil Corporation (sometimes referred to as the "Company" or "Forest"), for use at the 2002 Annual Meeting of Shareholders of the Company. The meeting will be held at the Colorado State Bank Building, 1600 Broadway, Suite 590, Denver, Colorado 80202, on May 8, 2002, at 10:00 a.m., M.D.T. The proxies also may be voted at any adjournments or postponements of the meeting.

        We are first sending these proxy materials to our shareholders on or about March 29, 2002.

        All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to the meeting.

        Only owners of record of shares of our common stock at the close of business on March 22, 2002 are entitled to vote at the meeting, or at adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of common stock held. On March 22, 2002, there were 46,825,245 shares of our common stock issued and outstanding.

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS AND VOTING

Q:
What information is contained in these materials?

A:
The information included in this Proxy Statement relates to the proposals to be voted on at our annual meeting, the voting process, the compensation of our directors and most highly paid officers, and certain other required information. Information about our business and operations is included in our Annual Report to Shareholders for the fiscal year ended December 31, 2001, enclosed with these proxy materials.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person to vote the shares that you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Robert S. Boswell, Chairman and Chief Executive Officer of the Company, and Newton W. Wilson III, Senior Vice President—Legal Affairs and Secretary of the Company, have been designated as proxies for our 2002 Annual Meeting of Shareholders.

Q:
What is the record date and what does it mean?

A:
The record date for the 2002 Annual Meeting of Shareholders is March 22, 2002. The record date is established by our Board of Directors as required by New York law. Owners of record of our common stock at the close of business on the record date are entitled:

•
to receive notice of the meeting, and

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to vote at the meeting and any adjournments or postponements of the meeting.

Q:
What proposals will be voted on at the meeting?

A:
There are two proposals scheduled to be voted on at the meeting:

•
the election of four directors, and

•
the ratification of the appointment of KPMG LLP as our independent auditors.

Q:
What happens if additional proposals are presented at the meeting?

A:
Other than the two proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Messrs. Boswell and Wilson, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board of Directors.

Q:
What is the difference between a shareholder of record and a shareholder who holds stock in "street name"?

A:
Most of our shareholders hold their shares through a brokerage firm, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those held beneficially through a brokerage account, bank or other nominee.

  If your shares are registered in your name with our transfer agent, Mellon Investor Services, you are a shareholder of record, and you are receiving these proxy materials directly from us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting.

  If your shares are held in a brokerage account, by a bank or other nominee (commonly referred to as being held in "street name"), you are the beneficial owner of these shares and these proxy materials are being forwarded to you by your broker, bank, or nominee as the shareholder of record.

Q:
If my shares are held in "street name" by my broker, will my broker vote my shares for me?

A:
As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares and are also invited to attend the meeting. Your broker will vote your shares of common stock on the proposals only if you provide instructions on how to vote. You should instruct your broker how to vote your shares, following the directions your broker provides. If you do not provide instructions to your broker and your broker does not have discretionary authority to vote your shares, your shares will not be voted on the proposals, and will have no effect on the results of the vote. See below, "What is a broker non-vote?"

Q:
Can I vote my shares in person at the meeting?

A:
Shares held directly in your name as the shareholder of record can be voted in person at the annual meeting. Shares held in street name (for example, at your brokerage account) may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares. In addition, if you plan to vote in person at the meeting, please bring the enclosed proxy card or proof of identification. Even if you currently plan to attend the annual meeting in person, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as the shareholder of record or beneficially in street name, you can vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by toll-free telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

  By Internet—If you have Internet access, you may submit your proxy from any location in the world by following the Internet voting instructions on the proxy card. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

  By Toll-Free Telephone—If you live in the United States or Canada, you may submit your proxy by following the telephone voting instructions on the proxy card.

  By Mail—You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign the proxy card but do not provide instructions, your shares will be voted as described below in "What if I do not specify my choice for a matter when returning my proxy?" If you sign the voting instruction card of your broker or nominee but do not provide instructions, your shares will not be voted, unless your broker has discretionary authority to vote. See below, "What is a broker non-vote?"

Q:
What are my voting choices when voting for director nominees, and what vote is needed to elect directors?

A:
In voting on the election of the four director nominees to serve until our 2005 Annual Meeting of Shareholders, you may vote in one of the following ways:

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in favor of all nominees,

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withhold votes as to all nominees, or

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withhold votes as to specific nominees.

  Directors will be elected by a plurality of the votes, provided that the quorum requirements for the meeting are met. A "plurality" means that the four director nominees receiving the most "FOR" votes will be elected as Class II directors. Instructions to "withhold" votes will be counted for purposes of determining the number of votes cast, but will not otherwise have an effect on the outcome of the vote for the election of directors.

        Our Board of Directors recommends a vote "FOR" each of the nominees.

Q:
Is cumulative voting permitted?

A:
No, you are not entitled to cumulate your votes in the election of directors.

Q:
What are my voting choices when voting on the ratification of the appointment of KPMG LLP and what vote is needed to ratify their appointment?

A:
In voting on the ratification of the appointment of KPMG LLP as our independent auditors, you may vote in one of the following ways:

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in favor of the ratification,

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against the ratification, or

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abstain from voting on the ratification.

  The appointment of KPMG LLP will be ratified by the affirmative vote of a majority of the votes cast, provided that the quorum requirements for the meeting are met.

        Our Board of directors recommends a vote "FOR" the ratification of the appointment of KPMG LLP as our independent auditors.

Q:
How can I revoke my proxy?

A:
If you later determine that you will be present at the Annual Meeting or for any other reason desire to revoke your proxy, you may do so by any one of the following four actions:

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by giving written notice prior to the meeting to our Secretary at 1600 Broadway, Suite 2200, Denver, Colorado 80202,

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by delivering a later-dated proxy prior to the meeting,

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by using the telephone or Internet voting procedures described in the enclosed proxy card prior to the meeting, or

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by giving notice to the Secretary at the meeting before it is voted.

Q:
What if I do not specify my choice for a matter when returning my proxy?

A:
You should specify your choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted "FOR" the election of all director nominees and "FOR" the proposal to ratify the appointment of KPMG LLP as our independent auditors.

Q:
What is a "broker non-vote"?

A:
Brokers who hold shares for the accounts of their clients may vote such shares either as instructed by their clients or, if no instructions are received, in their own discretion if permitted by the stock exchange or other organization of which they are members. A "broker non-vote" occurs if a broker or other nominee has not received instructions from you with respect to a particular matter to be voted on and that broker or nominee does not otherwise have discretionary authority to vote on that matter. Brokers that are members of the New York Stock Exchange (the exchange on which our common stock is traded) are permitted to vote a client's proxy in their own discretion as to the election of directors and ratification of independent auditors. We believe each of our proposals is considered a discretionary proposal.

Q:
How will abstentions and broker non-votes be counted?

A:
Abstentions and broker non-votes will have no effect on the result of the votes on the proposals. Under the laws of New York, our state of incorporation, "votes cast" at a meeting of shareholders by the holders of shares entitled to vote are determinative of the outcome of the matter subject to vote. Abstentions and broker non-votes will not be considered "votes cast" based on our understanding of state law and the requirements of the New York Stock Exchange. Thus, the proposal to ratify the appointment of KPMG LLP as our independent auditors and any other matter that may come before the meeting that requires a majority of the votes cast will be adopted if the votes cast for the matter exceed the votes cast against that matter so long as the quorum requirements for the meeting are met. See below "What is the quorum requirement for the meeting?"

Q:
Who counts the votes?

A:
A representative of Mellon Investor Services, our transfer agent, will tabulate the votes and act as the inspector of election.

Q:
Where can I find the voting results of the meeting?

A:
We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal year 2002.

Q:
What is the quorum requirement for the meeting?

A:
The quorum requirement for holding the meeting and transacting the proposed business is a majority of the outstanding shares entitled to be voted and present in person or represented by proxy. Therefore, all shareholders are urged to attend the meeting or to be represented at the meeting by proxy. All shares that are voted "FOR" or "against" any matter or votes that are "withheld" from any matter, as well as abstentions and broker non-votes, are counted as present for the purpose of determining the presence of a quorum. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of the shareholders present or represented by proxy vote for adjournment, it is our intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).

Q:
May I propose actions for consideration at next year's annual meeting of shareholders?

A:
Yes, you may submit proposals for consideration at future shareholder meetings. In order for a shareholder proposal to be considered for inclusion in our Proxy Statement for next year's annual meeting, the written proposal must be received by us no later than November 29, 2002. The proposal will need to comply with the regulations of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in company-sponsored proxy materials and must contain the information required by our Bylaws.

Q:
Whom should I contact with questions?

A:
If you have any questions about this Proxy Statement or the meeting, please contact Newton W. Wilson III, our Secretary.

Q:
Where may I obtain additional information about Forest Oil Corporation?

A:
We refer you to our 2001 Annual Report to Shareholders enclosed with these proxy materials, which includes our Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission. Our Annual Report on Form 10-K, including the financial statements, the schedules and any amendments and any documents incorporated by reference in our Annual Report on Form 10-K will be sent to you without charge upon written request. If you would like to receive any additional information, please contact our Secretary at 1600 Broadway, Suite 2200, Denver, Colorado 80202 or by telephone at 303.812.1400. The Annual Report to Shareholders is not considered a part of the proxy solicitation materials.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our Bylaws currently provide that the Board of Directors shall be divided into three classes, Class I, Class II and Class III, whose terms of office expire at different times in annual succession. The Bylaws allow our Board to establish the number of directors from time to time by resolution passed by a majority of the whole Board, provided that the number of directors shall not be less than six or more than fifteen. Currently the number of directors is eleven.

        Each class of directors is elected for a term expiring at the annual meeting of shareholders to be held three years after the date of their election. The Class II directors, with the exception of Forrest E. Hoglund, were elected at the 2000 Annual Meeting of Shareholders. These directors were elected to serve for a term of only two years to accommodate the reclassification of our Board of Directors at the 2000 Annual Meeting. Mr. Hoglund, a former director of Forcenergy Inc, was appointed as a director of the Company on December 7, 2000 in connection with our merger with Forcenergy Inc.

        The terms of the four Class II directors, Cortlandt S. Dietler, Forrest E. Hoglund, James H. Lee and Craig D. Slater, will expire at the 2002 Annual Meeting. Messrs. Dietler, Hoglund, Lee and Slater have each been nominated to stand for reelection at the meeting to hold office until our 2005 Annual Meeting and until their successors are elected and qualified. If, prior to the Annual Meeting, one or more of the nominees has become unavailable to serve as a director, any shares represented by a proxy will be voted for the remaining nominees and for any substitute nominee or nominees designated by our Board of Directors or its Nominating Committee. As of the mailing of these proxy materials, the Board of Directors knows of no reason why any director nominee would not be available to serve as a director.

        The persons named as proxies in the enclosed proxy, who have been so designated by our Board of Directors, intend to vote "FOR" the election of each of the Class II nominees referred to below unless otherwise instructed in the proxy.

        Information concerning the nominees selected by our Board of Directors, as well as each of our other current directors, is set forth below:

Name	Age and Years of Service with Company	Principal Occupation, Positions with Company and Business Experience During Last Five Years	Director Since
CLASS II NOMINEES—FOR ELECTION TO TERMS EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 2005
Cortlandt S. Dietler	80 - 5	Chairman of the Board of TransMontaigne Inc., an independent provider of supply chain management for fuel, since April 1995. Chief Executive Officer of TransMontaigne Inc. from April 1995 to October 1999. Director of Hallador Petroleum Company, Key Production Company, Inc. and Carbon Energy Corporation.	1996
Forrest E. Hoglund	68 - 1	Chairman and Chief Executive Officer of Arctic Resources Company, Ltd., a company engaged in activities to build a natural gas pipeline from Alaska to the contiguous United States. Chairman of the Board of Enron Oil & Gas Company from September 1987 to August 1999. President of Enron Oil & Gas Company from May 1990 to 1996. Member of the Compensation Committee.	2000

James H. Lee	53 - 11	Managing General Partner, Lee, Hite & Wisda Ltd., a private oil and gas consulting firm, since 1984. Director of Frontier Oil Corporation. Member of the Executive Committee.	1991
Craig D. Slater	44 - 7
		President of Anschutz Investment Company, the private investment arm of the Anschutz Company, since August 1997. Executive Vice President of The Anschutz Corporation ("TAC") since May 1999 and since April 1999 of Anschutz Company (the corporate parent of TAC) with holdings in communications, transportation, energy, real estate, professional sports and entertainment. Vice President of Acquisitions and Investments of both TAC and Anschutz Company from August 1995 until May and April 1999, respectively. Director of Qwest Communications International Inc. and United Artists Theatre Company. Member of the Executive Committee and the Compensation Committee.	1995
A plurality of the votes represented at the Annual Meeting by shares of our common stock entitled to vote is required to elect the Class II nominees as directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE CLASS II NOMINEES SET FORTH ABOVE.
CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:
CLASS III DIRECTORS—TERMS EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 2003
Robert S. Boswell	52 - 16	Chairman of the Board of the Company since March 2000. Chief Executive Officer of the Company since December 1995. President of the Company from November 1993 to March 2000. Chief Financial Officer of the Company from May 1991 until December 1995. Director of CE Franklin Ltd. Member of the Executive Committee and Chairman of the Nominating Committee.	1986
William L. Britton	67 - 6	Partner in the law firm of Bennett Jones LLP since 1970. Managing Partner of Bennett Jones LLP from 1981 to 1997. Director and Deputy Chairman of Akita Drilling Ltd., and Lead Director of ATCO Ltd. and Canadian Utilities Limited. Director of ATCO Gas & Pipelines Ltd., CanUtilities Holdings Ltd., ATCO Pipelines, Barking Power Ltd., Thames Power Ltd., Hanzell Vineyards, Ltd. and The Denver Broncos Football Club. Member of the Audit Committee.	1996

Cannon Y. Harvey	61 - 3	Director, President and Chief Operating Officer of TAC and Anschutz Company since December 1996. Executive Vice President-Finance and Law of Southern Pacific Rail Corporation from February 1995 until September 1996. Director of Qwest Communications International Inc.	1999
Stephen A. Kaplan	43 - 1	Principal of Oaktree Capital Management, LLC, a private venture capital and investment firm, since June 1995. Since joining Oaktree, Mr. Kaplan has been the portfolio manager of Oaktree's private equity funds, including OCM Principal Opportunities Fund, L.P. and OCM Principal Opportunities Fund II, L.P.. Director of CollaGenex Pharmaceuticals, Inc. and General Maritime Corporation. Member of the Audit Committee.	2000
CLASS I DIRECTORS—TERMS EXPIRING AT THE ANNUAL SHAREHOLDERS' MEETING IN 2004
Philip F. Anschutz	62 - 7	Director and Chairman of the Board of TAC and Anschutz Company for more than the last five years, and President of TAC and Anschutz Company until December 1996. Director and Chairman of the Board of Qwest Communications International Inc. Director and Vice Chairman of Union Pacific Corporation, Director and Non-Executive Chairman of Southern Pacific Rail Corporation from 1993 to September 1996. Chairman of the Executive Committee and member of the Nominating Committee.	1995
Dod A. Fraser	51 - 2	Consultant. President of Sackett Partners Incorporated, a consulting company for not-for-profit entities since 2000. Managing Director and Group Executive of the global oil and gas group of Chase Securities, Inc., a subsidiary of The Chase Manhattan Bank, from August 1995 to January 2000. Trustee of Hurricane Island Outward Bound School and Resources for the Future. Chairman of the Audit Committee.	2000
Michael B. Yanney	68 - 10	Chairman of the Board and Chief Executive Officer of the America First Companies, L.L.C., an investment banking firm, since 1984. Director of Burlington Northern Santa Fe Corporation, Level 3 Communications, Inc. and RCN Corporation and Director and Chairman of the Board of American First Mortgage Investments, Inc. Chairman of the Compensation Committee and a member of the Nominating Committee.	1992

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

        During 2001, our Board of Directors held eight meetings. Each director, except for Messrs. Britton, Dietler and Kaplan, attended at least 75% of the aggregate of all meetings of the Board of Directors and the standing committees on which he served during 2001.

        The Board of Directors has established four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. Two members of each committee are necessary to constitute a quorum. The Audit Committee and the Compensation Committee are composed entirely of directors who are not also employees of the Company.

        Executive Committee.    The Executive Committee consists of four directors: Philip F. Anschutz, Robert S. Boswell, James H. Lee and Craig D. Slater. Mr. Anschutz serves as Chairman of the Executive Committee. The Executive Committee, between meetings of the Board of Directors, may exercise the powers of our Board, except to the extent prohibited by law. The Executive Committee held four meetings in 2001 and acted by written consent 11 times.

        Audit Committee.    The Audit Committee consists of three directors: Dod A. Fraser, William L. Britton and Stephen A. Kaplan (member since May 9, 2001, who replaced Mr. Lee). Mr. Fraser serves as Chairman of the Audit Committee. The Audit Committee held four meetings during 2001. The Audit Committee operates under the Audit Committee Charter, approved by our Board of Directors in 2001. The principal functions of the Audit Committee are: to annually review and reassess its charter; to review the process for the annual independent audit and review the results of the independent audit engagement; to review with management and the independent auditor our annual and quarterly financial statements; to review with management our major financial risk exposures; to review major changes to our accounting principles and practices; to review the significant reports prepared by the internal auditor; and to consult with the independent auditor regarding the internal control matters and the procedures for our financial reporting processes. The Audit Committee has met with our independent reservoir-evaluation consultants to review the Company's valuation methodologies and reserve valuations. The report of the Audit Committee is included in this Proxy Statement under the caption "Report of the Audit Committee".

        Compensation Committee.    The Compensation Committee consists of three directors: Forrest E. Hogland (member since May 9, 2001, who replaced Mr. Dietler), Craig D. Slater and Michael B. Yanney. Mr. Yanney serves as Chairman of the Compensation Committee. The Compensation Committee held five meetings during 2001 and acted by unanimous consent two times. The principal functions of the Compensation Committee are: to review the compensation policies for the officers and other employees of the Company; to determine the individual elements and compensation of the Chief Executive Officer, the President and Chief Operating Officer and the Executive Vice President and Chief Financial Officer; and to administer and determine awards under our stock option, bonus and other incentive and benefit programs. None of the members of the Compensation Committee is or ever has been an employee of the Company. The report of the Compensation Committee is included in this Proxy Statement, under the caption "Report of the Compensation Committee on Executive Compensation".

        Nominating Committee.    The Nominating Committee consists of three directors: Philip F. Anschutz, Robert S. Boswell and Michael B. Yanney. Mr. Boswell serves as Chairman of the Nominating Committee. The Nominating Committee did not hold any meetings during 2001. The Nominating Committee will not consider nominees recommended by security holders. The principal functions of the Nominating Committee are: to identify candidates for election to the Board of Directors and make recommendations to the Board of Directors regarding individuals for nomination as director; to review and recommend to the Board of Directors the criteria for Board membership and the qualifications of the incumbent directors; and to review the size, composition, organization and practices and policies of the Board of Directors.

Director Compensation

        Each director who is not an employee of the Company is paid an annual retainer of $30,000. The annual retainer is paid in cash. Under our 2001 Stock Incentive Plan, each non-employee director is entitled to receive a fully-vested stock option grant to purchase 5,000 shares of our common stock either on the date of his initial election or on the date of the annual meeting of shareholders, provided that no director may receive more than one option grant per year. During 2001, options to purchase 5,000 shares of our common stock were granted to each of the non-employee directors under the 2001 Stock Incentive Plan, in each case with an exercise price of $31.15 per share. All directors, whether employees or not, are reimbursed by us for all costs incurred by them in their capacities as directors, including the costs of attending directors' meetings and committee meetings. Mr. Lee receives an additional $30,000 per year for his service on the Executive Committee, which amount is paid in cash. Mr. Lee's service consists of attendance at meetings and his review of certain oil and gas exploration and development prospects and other projects as requested by the Company. The Board of Directors has authorized the Company, subject to Mr. Kaplan's election, to pay all cash and equity compensation earned by Mr. Kaplan for his services as a director directly to Oaktree Capital Management, LLC and Mr. Kaplan has agreed that he will waive his rights to such compensation.

Director Indemnification

        The Company carries directors and officers liability insurance designed to indemnify the directors and officers of the Company and its subsidiaries against certain liabilities incurred by them in the performance of their duties and also providing for reimbursement in certain cases to the Company and its subsidiaries for sums paid by them to directors and officers as indemnification for similar liability.

        The Restated Certificate of Incorporation of the Company limits the personal liability of our directors to the fullest extent permitted by the New York Business Corporation Law, as currently formulated or as it might be revised in the future. The Restated Certificate of Incorporation provides that a director will not be liable for damages for any breach of duty unless it is finally established that (a) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law; or (b) the director personally gained a financial profit or other advantages to which he was not legally entitled; or (c) the director's acts violated Section 719 of the Business Corporation Law which provides that directors who vote for, or concur in, certain types of corporate action proscribed by the Business Corporation Law will be jointly and severally liable for any injury resulting from such action.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised of three directors, each of whom has been determined to be independent in accordance with the requirements of Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

        Management is responsible for the Company's internal controls and financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report on the results of that independent audit. The Audit Committee's responsibility is to monitor these processes.

        In connection with these responsibilities and the fiscal 2001 audit, the Audit Committee has:

  •
  met with management and KPMG LLP, our independent accountants, to review and discuss the Company's audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2001;

  •
  discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as modified and supplemented; and

  •
  received from and discussed with KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified and supplemented, regarding that firm's independence.

        Based upon the Audit Committee's review and discussions described in the preceding bullet points and the Audit Committee's review of the representations of management and KPMG LLP, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

        Dated: March 19, 2002

Submitted by the Audit Committee,
Dod A. Fraser, Chairman William L. Britton Stephen A. Kaplan

        The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

PRINCIPAL HOLDERS OF SECURITIES

        We currently have one class of voting securities outstanding. On February 28, 2002, there were 46,823,509 shares of our common stock outstanding, with each such share being entitled to one vote. On December 7, 2000, we effected a 1-for-2 reverse stock split. Unless otherwise indicated, all share and per share amounts included in this Proxy Statement have been adjusted to give effect to the 1-for-2 reverse stock split.

        As of February 28, 2002, to the knowledge of the Board of Directors the only shareholders who owned beneficially more than 5% of the outstanding shares of our common stock were:

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership(1)		Percent of Class
The Anschutz Corporation 2400 Qwest Tower 555 17th Street Denver, Colorado 80202	15,755,755	(2)	33.3%
Oaktree Capital Management, LLC 333 South Grand Avenue 28th Floor Los Angeles, California 90071	3,870,594	(3)	8.2%

(1)
Based on Schedules 13D and amendments thereto filed with the Securities and Exchange Commission by the reporting person through February 28, 2002, and information provided to us by the named beneficial owners and the amount of our common stock outstanding on such date.

(2)
The shares indicated as beneficially owned by The Anschutz Corporation include 2,137 shares owned directly by Philip F. Anschutz and 522,216 shares issuable upon conversion of warrants held by The Anschutz Corporation and certain of its subsidiaries.

(3)
The shares indicated as beneficially owned by Oaktree Capital Management, LLC, pursuant to information provided to us by such owner, include 3,359,344 shares held by funds and accounts managed by Oaktree Capital Management, LLC, 506,250 shares issuable upon exercise of warrants held by funds and accounts managed by Oaktree Capital Management, LLC, and 5,000 shares issuable upon the exercise of stock options held by Stephen A. Kaplan for the benefit of Oaktree Capital Management Principal Opportunities Fund, L.P. Oaktree Capital Management, LLC, a registered investment adviser under the Investment Advisers Act of 1940, as amended, may be deemed to be the beneficial owner of the shares indicated above for reporting purposes by virtue of its status as the general partner or investment manager of certain funds and accounts it manages. Oaktree Capital Management LLC disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest.

SECURITY OWNERSHIP OF MANAGEMENT

        The following table shows, as of February 28, 2002, the number of shares of our common stock beneficially owned by:

  •
  each director and nominee,

  •
  each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation," and

  •
  all directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (sometimes referred to as the "SEC"). Except as indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite the shareholder's name. Except as otherwise set forth below, shares of common stock not outstanding but deemed beneficially owned by virtue of a person or group having the right to acquire them within 60 days, including outstanding stock options, are treated as outstanding only for purposes of determining the percentage owned by such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership by any other person.

Name of Individual or Number in Group	Aggregate Number of Shares Beneficially Owned(1)		Percentage of Outstanding Common Stock(2)
Philip F. Anschutz	15,760,755	(3)	33.28%
Robert S. Boswell	370,657	(4)	*
William L. Britton	7,720	(5)	*
Gary E. Carlson	66,843	(6)	*
H. Craig Clark	40,288	(7)	*
Cortlandt S. Dietler	7,970	(8)	*
Dod A. Fraser	7,950	(9)	*
Cannon Y. Harvey	7,989	(10)	*
Forrest E. Hoglund	10,000	(11)	*
Stephen A. Kaplan	5,000	(12)	*
David H. Keyte	169,514	(13)	*
James H. Lee	11,185	(14)	*
Craig D. Slater	10,388	(15)	*
Newton W. Wilson III	14,527	(16)	*
Michael B. Yanney	10,837	(17)	*
All current directors and executive officers as a group (22 persons, including the 15 named above)	16,889,634	(18)	34.9%

*
The percentage of shares beneficially owned does not exceed one percent of the outstanding shares of the class.

(1)
Amounts reported also include shares held for the benefit of certain directors and executive officers by the trustee of our Retirement Savings Plan Trust as of December 31, 2001.

(2)
Based on the number of shares outstanding as of February 28, 2002.

(3)
Includes (i) 15,230,322 shares owned of record by The Anschutz Corporation and certain of its subsidiaries, of which Mr. Anschutz is Director and Chairman of the Board; (ii) 1,080 shares owned of record by Anschutz Investment Company of which the Anschutz Company and Mr. Anschutz are indirect owners; (iii) 2,137 shares owned of record by Mr. Anschutz; (iv) 522,216 shares that The Anschutz Corporation and certain of its subsidiaries have an immediate right to acquire upon exercise of warrants; and (v) 5,000 shares that Mr. Anschutz has the vested right to purchase pursuant to options granted under the Company's Stock Incentive Plan. Mr. Anschutz shares voting and investment power with the Anschutz Company, Anschutz Investment Company and The Anschutz Corporation. Mr. Anschutz is the 100% owner of the Anschutz Company, which is the 100% owner of The Anschutz Corporation. Mr. Anschutz is deemed to beneficially own such shares based on his affiliation with The Anschutz Corporation.

(4)
Includes 275,000 shares that Mr. Boswell has the vested right to purchase pursuant to options granted under the Company's Stock Incentive Plan, 75,000 shares that Mr. Boswell has the vested right to purchase pursuant to options granted outside of the Stock Incentive Plan, and 5,378 shares of restricted stock awarded outside of the Stock Incentive Plan which are not vested. Also includes 22 shares held by his wife and 1,353 shares held by his son of which Mr. Boswell disclaims beneficial ownership.

(5)
Includes 5,000 shares that Mr. Britton has the vested right to purchase pursuant to options granted under the Stock Incentive Plan.

(6)
Includes 64,877 shares that Mr. Carlson has the vested right to purchase pursuant to options granted under the Stock Incentive Plan.

(7)
Includes 40,000 shares that Mr. Clark has the vested right to purchase pursuant to options granted under the Stock Incentive Plan upon his employment with the Company in September 2001.

(8)
Includes 5,000 shares that Mr. Dietler has the vested right to purchase pursuant to options granted under the Stock Incentive Plan.

(9)
Includes 5,000 shares that Mr. Fraser has the vested right to purchase pursuant to options granted under the Stock Incentive Plan.

(10)
Includes 5,000 shares that Mr. Harvey has the vested right to purchase pursuant to options granted under the Stock Incentive Plan.

(11)
Includes 5,000 shares that Mr. Hoglund has the vested right to purchase pursuant to options granted under the Stock Incentive Plan.

(12)
Includes 5,000 shares that Mr. Kaplan has the vested right to purchase pursuant to options granted under the Stock Incentive Plan. Mr. Kaplan is a principal of Oaktree Capital Management, LLC and disclaims beneficial ownership of the shares held by the funds and accounts that Oaktree manages, except to the extent of any direct or indirect pecuniary interest therein. Therefore, the shares shown do not include: (i) 3,359,344 shares owned of record by funds and accounts managed by Oaktree Capital Management, LLC; or (ii) 506,250 shares that such funds and accounts managed by Oaktree Capital Management LLC have an immediate right to acquire upon exercise of warrants. Mr. Kaplan disclaims ownership of the 5,000 shares shown that Mr. Kaplan has the vested right to purchase pursuant to options granted under the Stock Incentive Plan as Mr. Kaplan owns these option shares for the benefit of Oaktree Capital Management Principal Opportunities Fund, L.P. See "Principal Holders of Securities."

(13)
Includes 161,750 shares that Mr. Keyte has the vested right to purchase pursuant to options granted under the Stock Incentive Plan and 2,690 shares of restricted stock awarded under the Stock Incentive Plan which are not vested. Also includes 1,800 shares held by trusts for his children, of which Mr. Keyte disclaims beneficial ownership.

(14)
Includes 5,000 shares that Mr. Lee has the vested right to purchase pursuant to options granted under the Stock Incentive Plan.

(15)
Includes 5,000 shares that Mr. Slater has the vested right to purchase pursuant to options granted under the Stock Incentive Plan.

(16)
Includes 14,000 shares that Mr. Wilson has the vested right to purchase pursuant to options granted under the Stock Incentive Plan.

(17)
Includes 5,000 shares that Mr. Yanney has the vested right to purchase pursuant to options granted under the Stock Incentive Plan. Also includes 1,700 shares held by his wife in her retirement savings trust and 1,500 shares held by a charitable remainder trust, of which Mr. Yanney disclaims beneficial ownership.

(18)
Includes (i) warrants that are exercisable for 522,240 shares of common stock; (ii) 1,048,427 shares that the current executive officers and directors have the vested right to purchase pursuant to stock options that are exercisable within 60 days of February 28, 2002; and (iii) 13,025 shares of restricted stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Executive officers and directors, as well as certain persons who own more than 10% of our common stock, are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations:

  •
  to file reports of their ownership of common stock with the Securities and Exchange Commission and the New York Stock Exchange, and

  •
  to furnish us with copies of the reports.

        We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based solely on our review of the reports and representations, we believe that all required Section 16(a) reports concerning transactions completed during fiscal 2001 were timely filed, except for one late Form 4 filing by Robert G. Gerdes, a former executive officer of the Company, with respect to one transaction.

EXECUTIVE COMPENSATION

        The following table sets forth certain information regarding compensation earned during each of our last three fiscal years by our Chief Executive Officer and each of our four other most highly compensated executive officers based on salary and bonus earned in 2001.

Summary Compensation Table

	Annual Compensation						Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Other Annual Compensation ($)(2)		Restricted Stock Awards ($)(3)	Securities Underlying Options(#)		All Other Compensation ($)(4)
Robert S. Boswell Chairman of the Board and Chief Executive Officer	2001 2000 1999	$432,504 395,001 350,004	$344,000 450,000 200,000		$2,093 -0- -0-		$-0- -0- 200,000	75,000 150,000 225,000		$25,644 22,237 19,835
H. Craig Clark(5) President and Chief Operating Officer	2001	112,853	412,500	(6)	-0-		-0-	250,000		158
David H. Keyte Executive Vice President and Chief Financial Officer	2001 2000 1999	285,000 255,003 225,000	199,700 300,000 100,000		-0- -0- -0-		-0- -0- 100,000	35,000 75,000 107,500		16,388 12,750 11,250
Gary E. Carlson(7) Senior Vice President—Alaska	2001 2000 1999	278,750 275,500 275,000	179,078 -0- -0-	(8)	-0- -0- -0-		-0- -0- -0-	20,000 91,877 -0-	(9)	5,623 3,750 142,500
Newton W. Wilson III(10) Senior Vice President—Legal Affairs & Secretary	2001 2000	231,250 30,865	133,100 70,000	(11)	185,699 -0-	(12)	-0- -0-	25,000 35,000		12,340 -0-

(1)
Unless otherwise noted, bonus amounts for 2001 consists of payments made in 2002 based upon corporate and individual performance during 2001.

(2)
Amounts shown for 2001 include: (i) perquisites and other personal benefits if the value of these items exceeded the lesser of $50,000 or 10% of the reported salary and bonus of any of the named executive officers; and (ii) grossed-up reimbursements for taxes due on certain benefits.

(3)
In 1999, the following named executive officers received conditional grants of restricted stock in the following respective share amounts: Mr. Boswell, 13,445 and Mr. Keyte, 6,722. The grants are subject to forfeiture restrictions which lapse 20% annually beginning January 1, 2000 through January 1, 2004. As of December 31, 2001, the following officers held in the aggregate restricted stock in the following respective share amounts with the corresponding market values as of December 31, 2001: Mr. Boswell, 8,067 shares, $227,570; and Mr. Keyte, 4,034, $113,799.

(4)
The 2001 totals include (i) the Company's matching contribution to the Retirement Savings Plan in the following amounts: Mr. Boswell, $8,500; Mr. Keyte $4,773; Mr. Carlson, $3,750; and Mr. Wilson, $8,500; (ii) the Company's matching contribution pursuant to deferred compensation agreements in the following amounts: Mr. Boswell, $13,125; Mr. Keyte $9,477; and Mr. Wilson, $3,063; (iii) for Mr. Boswell, $2,639 for the term life portion of premiums paid by the Company pursuant to a split dollar insurance arrangement; and (iv) payment of life insurance premiums in the following amounts: Mr. Boswell, $1,380; Mr. Clark, $158; Mr. Keyte, $2,138; Mr. Carlson, $1,873; and Mr. Wilson, $777.

(5)
Mr. Clark became an executive officer of the Company in September 2001.

(6)
Bonus amount for Mr. Clark includes a $150,000 relocation bonus and a guaranteed bonus for 2001 in connection with his joining the Company in September 2001. Mr. Clark's guaranteed bonus was provided in part for his forfeiture of a bonus from his former employer with respect to his service for such employer during 2001 prior to joining the Company.

(7)
Mr. Carlson became an executive officer of the Company in December 2000 following our merger with Forcenergy. Prior to December 2000, he was an executive officer of Forcenergy. Amounts shown for 2000 include compensation from Forcenergy for the period January 1, 2000 to December 6, 2000; and compensation from the Company for the period December 7, 2000 through December 31, 2000. Amounts shown for 1999 are compensation as reported by Forcenergy in its proxy statement for 2000.

(8)
The bonus for Mr. Carlson includes a payment of $9,078, the equivalent amount Mr. Carlson would have received under the matching program of the Company's deferred compensation plan, had he been eligible to participate in the deferred compensation plan for the entire year.

(9)
Stock options awarded to Mr. Carlson in 2000 include 45,000 shares granted upon his appointment as an executive officer of the Company and 46,877 option shares that were originally granted by Forcenergy and assumed by the Company.

(10)
Mr. Wilson became an executive officer of the Company in November 2000.

(11)
Bonus amount for Mr. Wilson includes a $45,000 relocation bonus in 2000.

(12)
All other compensation for Mr. Wilson includes payment of relocation expenses in the amount of $126,413.

Stock Option Grants During 2001

        The following table provides details regarding stock options granted in 2001 to our Chief Executive Officer and our four other most highly compensated executive officers. In addition, as required by the rules of the Securities and Exchange Commission, we have shown hypothetical gains or "option spreads" that would exist for their respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full term of the option. We do not have any outstanding stock appreciation rights.

Stock Option Grants in 2001

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (Ten Years)(3)
	Number of Securities Underlying Options Granted(#)(1)	% of Total Options Granted to Employees in 2001(2)
Name			Exercise Price($/Sh)
				Expiration Date	5%($)	10%($)
Robert S. Boswell	75,000	8.53%	$25.00	December 12, 2011	$1,179,177	$2,988,267
H. Craig Clark	200,000	22.74	27.03	September 5, 2011	3,399,175	8,614,178
	50,000	5.68	25.00	December 12, 2011	786,118	1,992,178
David H. Keyte	35,000	3.98	25.00	December 12, 2011	550,283	1,394,525
Gary E. Carlson	20,000	2.27	25.00	December 12, 2011	314,447	796,871
Newton W. Wilson III	25,000	2.84	25.00	December 12, 2011	393,059	996,089

(1)
All of the options shown above, other than the option granted to Mr. Clark with an expiration date of September 5, 2011, are subject to a four-year vesting schedule with 25% of the option shares becoming exercisable on each of the first four anniversaries of the date of grant. The option to acquire 200,000 shares of common stock with an expiration of September 5, 2011 granted to Mr. Clark in connection with his joining the Company in 2001 vested 20% on the date of grant and will vest in increments of 20% on each of the first four anniversaries of the date of grant.

(2)
The percentage for each year is the amount of stock options granted to each of the named executive officers as a percent of the total of stock options to all employees.

(3)
These amounts represent certain assumed rates of appreciation based on actual option term and annual compounding from the date of grant. The 5% and 10% appreciation rates are established by the SEC and are not intended to forecast future appreciation rates for our common stock. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of our common stock and overall stock market conditions. Neither the option values reflected in the table nor the assumptions utilized in arriving at the values should be considered indicative of our future stock performance. There can be no assurance that the amounts reflected in this table will be achieved. These numbers do not take into account provisions of the options providing for termination of the option following termination of employment, non-transferability or vesting.

Year-End Stock Option Values

        The following table shows options exercised and value realized, and the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2001 and their values at such date. Year-end values are based arbitrarily on a price per share of $28.21, the closing price of our common stock on December 31, 2001, and do not reflect the actual amounts, if any, that may be realized upon the future exercise of remaining stock option and should not be considered indicative of our future stock performance.

Aggregated Option Exercises in 2001 and
Outstanding Stock Option Values as of December 31, 2001

			Number of Securities Underlying Unexercised Options at 12/31/01(#)		Value of Unexercised In-the-Money Options at 12/31/01($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert S. Boswell	-0-	-0-	320,000	255,000	$1,870,850	$1,287,150
H. Craig Clark	-0-	-0-	40,000	210,000	47,400	350,100
David H. Keyte	-0-	-0-	146,750	123,000	789,768	619,130
Gary E. Carlson	-0-	-0-	64,877	47,000	736,438	64,200
Newton W. Wilson III	-0-	-0-	14,000	46,000	25,850	119,025

(1)
Fair market value on the date of exercise minus the exercise price of the stock options.

Pension Plan

        We have a qualified, non-contributory defined benefit pension plan. On May 8, 1991, our Board of Directors suspended benefit accruals under this Pension Plan effective as of May 31, 1991.

        The following table shows the estimated maximum annual benefits payable upon retirement at age 65 as a straight life annuity to participants in the Pension Plan for the indicated levels of average annual compensation and various periods of service, assuming no future changes in such plan:

	Estimated Maximum Annual Pension Benefits(2) Years of Service
Remuneration(1)
	10	20	30
$100,000	$36,846	48,060	53,400
200,000	73,692	96,120	106,800
300,000	79,282	103,412	114,902
400,000	79,282	103,412	114,902

(1)
The level of compensation used to determine benefits payable under the Pension Plan is that officer's base salary for 1991.

(2)
Normal retirement benefits attributable to our contributions are limited under certain provisions of the Internal Revenue Code of 1986, as amended, to $160,000 in 2001, as increased annually thereafter for cost of living adjustments.

        The amount of our contribution, payment or accrual in respect to any specified person in the Pension Plan is not and cannot readily be separately or individually calculated by the Pension Plan actuaries. Annual benefits at normal retirement are approximately 24% of average annual earnings (excluding bonuses) for any consecutive 60-month period that produces the highest amount, in the last 15 years prior to retirement, up to May 31, 1991 when benefit accruals ceased, plus 21% of those earnings prorated over 20 years of credited service, and 1/39 of 1% of those earnings for each year of credited service in excess of 20, subject to certain adjustments for lack of plan participation. There is no Social Security offset. These benefits are payable for life with a 10-year certain period, or the actuarial equivalent of that benefit.

        Because benefit accruals under the Pension Plan were suspended effective May 31, 1991, the years of credited service for the following named executive officers are as follows: Robert S. Boswell—two and David H. Keyte—four. The estimated annual accrued benefit payable, based on a life annuity benefit, upon normal retirement for each of these persons is: Robert S. Boswell—$4,616 and David H. Keyte—$5,097. Gary E. Carlson, H. Craig Clark and Newton W. Wilson III have no benefits under this plan because their employment commenced after benefit accruals were suspended.

Employment Contracts, Terminations of Employment and Change of Control Arrangements

        Executive Officer Severance Agreements.    We have entered into severance agreements with each of the named executive officers and with each of our other executive officers. The severance agreements with executive officers provide for severance benefits for termination without cause and for termination following a "change of control" of the Company. The executive severance agreements provide that if an executive's employment is terminated either (a) by the Company for reasons other than cause or other than as a consequence of death, disability, or retirement, or (b) by the executive for reasons of diminution or significant change in responsibilities, a reduction in annual base salary, or in diminution in benefits or, in the case of a change of control, a change in the executive's principal place of employment or a diminution in total compensation, the executive will receive certain payments and benefits. In June 2000, the term of the executive severance agreements was extended automatically until December 2002.

        In the case of termination of the employment of an executive officer by the Company for reasons other than cause or other than as a consequence of death, disability or retirement, that does not occur within two years of a change of control, these severance benefits include (a) payment of the executive's base salary for a term of months equal to the whole number of times that the executive's base salary can be divided by $10,000, limited to 30 months (such amounts payable will be reduced by 50% if the executive obtains new employment during the term of payment) and (b) continued coverage of the executive and any of his or her dependents under the Company's medical and dental benefit plans throughout the payment term without any cost to the executive.

        If an executive officer's employment with the Company is terminated under the circumstances described above within two years after the date upon which a change of control occurs, the Company would be obligated to take the following actions after the last day of the executive's employment:

  •
  the Company will pay to the executive an amount equal to 2.5 times the executive's base salary;

  •
  the Company will permit the executive and those of his or her dependents who are covered under the Company's medical and dental benefit plans to be covered by such plans without any cost to the executive for a two-year period of time;

  •
  the Company will cause any and all outstanding options to purchase stock of the Company held by the executive to become immediately exercisable in full and cause the executive's accrued benefits under any non-qualified deferred compensation plans to become immediately non-forfeitable; and

  •
  if any payment or distribution to the executive, whether or not pursuant to such agreement, is subject to the federal excise tax on "excess parachute payments," the Company will be obligated to pay to the executive such additional amount as may be necessary so that the executive realizes, after the payment of any income or excise tax on such additional amount, an amount sufficient to pay all such excise taxes.

        The executive severance agreements also provide that we will pay legal fees and expenses incurred by an executive to enforce rights or benefits under such agreements. Under the executive severance agreements, a "change of control" of the Company would be deemed to occur if (i) the Company is not the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly-owned subsidiary of the Company); (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company); (iii) the Company is dissolved and liquidated; (iv) any person or entity, including a "group" as contemplated by Section 13(d)(3) of the Exchange Act acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% (in some agreements, the threshold is 40% but in such agreements there is an exclusion for purchases by The Anschutz Corporation up to 49.9%) of the outstanding shares of the Company's voting stock (based upon voting power); or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election cease to constitute a majority of the Board of Directors.

        In addition, the executive severance agreements for Messrs. Boswell, Keyte, and Wilson, as well as certain other executive officers, were amended in 2001 to provide that if any of these executive's employment with the Company is terminated under the above described circumstances within two years after the date upon which a change of control occurs, the Company's obligation to take the above-described actions after the last day of the executive's employment is modified as follows:

  •
  the Company will also pay to the executive an amount equal to 2.5 times the annual bonus most recently paid by the Company;

  •
  the Company will permit the executive and those of his or her dependents who are covered under the Company's medical and dental benefit plans to be covered by such plans without any cost to the executive for a thirty-month period of time;

  •
  any and all outstanding options to purchase stock of the Company held by the executive will remain exercisable for a period of twelve months following the last day of the executive's employment; and

  •
  the executive will be eligible to receive an annual bonus under the Company's annual incentive bonus plan in an amount to be determined by the Compensation Committee on or before the date of the change of control.

        Mr. Clark, who joined the Company in 2001, entered into an executive severance agreement with the Company which includes terms similar to those included in the executive severance agreements, as amended, of the foregoing executive officers.

        In 2001, Mr. Carlson terminated his employment agreement with Forcenergy and entered into an executive severance agreement with the Company with terms similar to those described above for Mr. Boswell and other named executives, as amended, except that his agreement, as amended, provides that the Company pay certain relocation benefits to Mr. Carlson if his employment with the Company is terminated under the circumstances described above within two years after the date upon which a change of control occurs.

        Executive Officer Employment Agreements.    In connection with our merger with Forcenergy in December 2000, we assumed the employment agreements Forcenergy had entered into with Gary E. Carlson, Richard G. Zepernick, Jr. and Robert G. Gerdes, all of whom became executive officers of Forest after the merger. Since December 7, 2000, Mr. Carlson has served as our Senior Vice President—Alaska. Mr. Zepernick served as our President and Chief Operating Officer from December 7, 2000 until his resignation on July 31, 2001, and Mr. Gerdes served as our Senior Vice President—Exploration & Exploitation Gulf of Mexico from December 7, 2000 until his resignation on January 3, 2002. As indicated above, in 2001, Mr. Carlson terminated his employment agreement with Forcenergy and entered into an executive severance agreement with the Company.

        Pursuant to the terms of Mr. Zepernick's employment agreement on January 2, 2002, we paid Mr. Zepernick $2,025,715 in connection with his termination of employment with the Company. In addition, for 30 months following the date of termination we must also provide Mr. Zepernick and his dependents with accident and group health insurance benefits substantially similar to those which he and his dependents were receiving immediately prior to his resignation. Furthermore, as of his resignation, all of Mr. Zepernick's stock options to purchase shares of our common stock became fully vested. Such options will remain exercisable through January 31, 2003.

        Pursuant to the terms of Mr. Gerdes' employment agreement, on January 22, 2002, we paid Mr. Gerdes $440,000 in connection with his termination of employment with the Company. As of his resignation, all of Mr. Gerdes' stock options to purchase shares of our common stock became fully vested. Such stock options will remain exercisable through December 6, 2002.

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors consists of three outside directors: Michael B. Yanney, Forrest E. Hoglund and Craig D. Slater. During 2001, we had no compensation committee interlocks with any other entity.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Transactions with Anschutz.    In 1998, we purchased certain oil and gas assets from The Anschutz Corporation for $67,565,000. Included in the purchase were exploration concessions in Tunisia and South Africa. The Company and The Anschutz Corporation subsequently agreed to acquire additional interests in concessions in Tunisia and South Africa. Effective October 1, 1999, the Company and The Anschutz Corporation entered into an agreement under which The Anschutz Corporation repurchased 30% of the original Tunisia and South Africa blocks sold to us and we purchased 20% of the new Tunisia and South Africa concessions from The Anschutz Corporation. Consideration was based on the original purchase price we paid to The Anschutz Corporation and on actual costs incurred by the respective parties in obtaining the new concessions. On April 9, 2001 the Company and The Anschutz Corporation entered into an agreement under which The Anschutz Corporation purchased our 30% interest in the Tunisia concessions for $450,000 and an overriding royalty interest. As a result of these agreements, we now own a 70% interest in the two South African concessions and The Anschutz Corporation owns the remaining 30% interest. We own no working interest and a 1.25% overriding royalty interest in the two Tunisia concessions. We are the operator of the South African concessions under an operating agreement with The Anschutz Corporation, pursuant to which The Anschutz Corporation pays its 30% share of various costs and expenses delineated by the operating agreement.

        In August 2001, we completed a joint exploration agreement with the Anschutz Exploration Corporation ("AEC"), an affiliate of The Anschutz Corporation, concerning properties in the Copper River Basin in Alaska. AEC held a 100% interest in an exploration license issued by the State of Alaska Department of Natural Resources granting exploration rights to approximately 400,000 acres in the Copper River Basin. Pursuant to the terms of the agreement, executed by the Company and AEC in August 2001, AEC assigned the Company a 50% interest in this license and the Company and AEC agreed to jointly acquire, explore, develop, produce and market the production from the lands covered by this license and other lands included in a defined area of mutual interest. Under the agreement, the parties will bear proportionally to their working interest in any license or lease acquired in the designated area of mutual interest a four percent of 8/8ths overriding royalty interest in favor of AEC. Under the terms of the license and the joint exploration agreement, the Company and AEC are required to expend approximately $1.42 million in exploration expenditures during the term of the license. In 2001, we reimbursed AEC $233,566 for its proportionate share of the exploration and other costs incurred to date.

        During 2001, we paid approximately $397,766 to The Anschutz Corporation for corporate transportation and facilities rentals. Charges were based on actual usage.

        Transactions with Lehman Brothers and Oaktree Capital Management.    In connection with our merger with Forcenergy in December 2000, Lehman Brothers Holdings Inc. and Oaktree Capital Management, LLC received shares of our common stock and warrants to purchase our common stock. During 2001, as part of our previously announced stock purchase program, we entered into a privately negotiated stock purchase transaction whereby we purchased shares of our common stock, at a negotiated price per share within the trading price range for the stock on the date of purchase, from Lehman Brothers for $25,930,000. It is our understanding that the transaction was for the account of Lehman Brothers and the account of Oaktree Capital Management or their respective affiliates and that approximately 50% of the proceeds were paid to Oaktree Capital Management. Based on the Schedule 13G filed by Lehman Brothers Holdings in 2001 and the Schedule 13D filed by Oaktree Capital Management in 2001, these parties each owned in excess of 5% of our common stock at the time this transaction was completed in 2001. Mr. Kaplan, one of our directors, is a principal of Oaktree Capital Management.

        Other Transactions.    We have periodically engaged the law firm of Bennett Jones for legal services. Mr. Britton, one of our directors and a member of the Audit Committee, is a partner of Bennett Jones. During 2001, we paid approximately $155,976 to Bennett Jones for legal services.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

        The Compensation Committee of the Board of Directors offers this report regarding compensation policies for executive officers, including the Chairman and Chief Executive Officer of the Company.

        The Compensation Committee's duties include the annual review and approval of the compensation of the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Executive Vice President and Chief Financial Officer; the review and determination of individual elements of compensation for the Company's executive officers; the review of the administration of long-term incentive plans for management and other employees; and the determination of the terms and awards under the 2001 Stock Incentive Plan.

Components of Executive Compensation

        The overall goal of the Compensation Committee is to design an executive compensation program that is consistent with the Company's strategic business and financial objectives and that enables the Company to attract, motivate and retain executive personnel deemed necessary to maximize return to shareholders. While these principles apply to all executive officers in the design of the compensation program, the Committee also considers individual factors in determining the appropriate mix of compensation for each officer. The program currently consists of the following three primary components:

  •
  an annual base salary,

  •
  an annual incentive bonus, and

  •
  periodic grants of longer term stock options or restricted stock.

        Base Salaries.    The purpose of base salary is to create a secure base of cash compensation for executive officers that is competitive in the industry and will enable the Company to attract, motivate and retain capable executives. The Committee exercises its discretion in making salary decisions, taking into consideration the levels of base compensation paid to executive officers by companies in the energy industry as determined from published compensation surveys and from information obtained from compensation consultants. Such surveys and other information may or may not be used to determine levels of base compensation in the future. Salary increases for executive officers are considered annually, but do not follow a preset schedule or formula. Effective October 1, 2001, the annual base salary of Robert S. Boswell, our Chairman and Chief Executive Officer, was raised from $432,504 to $456,000. Other executive officers also received raises at that time. The Committee adjusted the base salaries of Mr. Boswell and certain officers to reflect performance, promotions, changes of responsibilities, and other factors.

        Short-Term Incentives.    The purpose of the annual incentive bonus is to provide compensation that is at-risk on an annual basis and is contingent on (i) the achievement of certain business, operating and individual objectives, (ii) efforts expended on behalf of the Company, and (iii) overall contributions to the Company's success. To that end, the Compensation Committee adopted an Annual Incentive Plan for 2001 to offer short-term incentive compensation as an incentive to the Company's executives and certain other key employees to achieve various predetermined corporate and individual business unit performance objectives in 2001. Specifically, awards under the plan were based upon the success of business units and corporate staff of the Company in achieving operating and financial goals for 2001 established by the Compensation Committee and included in this plan. These goals were derived, in part, from the Company's 2001 business plan.

        For 2001, performance measures were established for cash flow, total shareholder return as measured by relative stock price performance within a group of peer companies, finding and development costs, and production. Each participant in the plan has a target bonus expressed as a percentage of base salary. Such person's target bonus was to be paid if all of the 2001 goals and objectives were met. Each goal represents a percentage of the target amount. In 2001, the weightings for each participant were: total shareholder return (15%); cash flow (15%); finding and development cost (35%); production (15%); and individual performance (20%). The Committee established the target bonus percentage for each executive participant in the plan after taking into account the importance of the position held by that participant to the success of the Company and published compensation surveys and information obtained from compensation consultants. A similar plan has been approved by the Committee with revised goals for 2002.

        In February 2002, the Compensation Committee approved bonus awards for 2001 in the amount of approximately $1.6 million for all of the executive officers of the Company, as a group. Awards under the plan for 2001 were paid in cash. Out of the foregoing total, the Compensation Committee granted a bonus award to Mr. Boswell of $344,000, or 75% of his year-end base salary. The annual target bonus ranged from 50% to 85% of the year-end base salary for 2001 for the named executive officers. Bonus awards paid to these named executive officers in 2001 ranged from 53.3% to 75% of year-end base salary and were based upon performance and upon executive compensation survey data for the oil and gas industry. Additionally, with regard to Mr. Clark's bonus, the Company had agreed to pay him $262,500 or 75% of his year-end base salary for year 2001 as an element of his arrangements connected with his new employment with the Company in 2001 that was in part in consideration of Mr. Clark's forfeiture of a bonus from his former employer with respect to his service for such employer during 2001 prior to joining the Company. See the Summary Compensation Table for bonuses paid to the Company's other named executive officers.

        Long-Term Incentives.    The purpose of long-term incentives is to align an executive's compensation with an executive's contribution to the success of the Company in creating shareholder value. Long-term compensation comprises a substantial portion of each executive officer's total compensation and provides incentives that encourage the executive officers to own and hold the Company's stock and tie their long-term economic interests directly to those of the Company's shareholders. Long-term compensation can be provided in many forms, including restricted stock and stock options. Restricted stock and stock options also allow executive officers to have equity ownership in the Company and to share in the appreciation of the value of the Company's stock over time. In particular, the stock options only have value if the Company's stock appreciates from the date the options are granted.

        During 2001, the Compensation Committee granted options to employees throughout the Company to purchase an aggregate of 879,650 shares. Of those options, named executive officers received option awards covering 405,000 shares, of which options covering 75,000 shares were granted to Mr. Boswell. The options granted to Mr. Clark in connection with his employment with the Company vested 20% upon issuance and will vest an additional 20% on each of the first four anniversaries of the date of grant. All other options granted to named executive officers vest in four equal increments over a term of four years. The option exercise price in each case was equal to the mean price of the Company's common stock on the NYSE on the date of the grant.

        Other Compensation Programs.    Another aspect of the Company's compensation package is designed to encourage employees to save for the future. Currently, this consists of the Company's 401(k) Retirement Savings Plan. This compensation program generally is not linked to the Company's performance. The Company's 401(k) savings plan provides the Company's regular, full-time employees in the United States with the opportunity to contribute certain eligible earnings on a pre-tax basis to an account investing in various investment options. Effective January 1, 2002, employees may defer up to 80% of their eligible compensation, subject to certain limitations. The maximum contribution was 15% in 2001. The Company matches employee contributions up to 5% of an employee's total eligible compensation at a rate of 100% for the first 5% of salary contributed, with the Company's contributions vesting for newly-hired employees over a period of five years. The Company contributed a total of $67,189 to the 401(k) plan on behalf of its executive officers in 2001, including $8,500 contributed on behalf of Mr. Boswell. Once the maximum 401(k) Company match has been made to an executive, the remainder of the match is contributed to an executive deferred compensation plan. The Company contributed a total of $52,945 to the deferred compensation plan on behalf of its executive officers in 2001, including $13,125 contributed on behalf of Mr. Boswell. See the Summary Compensation Table for contribution information with respect to the Company's other named executive officers under these plans.

        Other Considerations.    The Compensation Committee considers the expected tax treatment to the Company and its executive officers as one of the factors in determining compensation matters. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the deductibility of certain compensation expenses in excess of $1,000,000 to any individual in any fiscal year, although certain qualifying performance-based compensation is not subject to the limitations on deductibility. The Committee currently intends to structure the Company's compensation of its executives in accordance with the requirements for deductibility under Section 162(m) to the extent reasonably practicable and consistent with the Company's objectives. However, the Compensation Committee may authorize compensation that results in amounts above the limit if it determines that such compensation is in the best interests of the Company. In addition, the limitation may affect the future grant of stock options.

        Summary.    The Company's executive compensation is intended to be linked to, and commensurate with, the Company's performance and with shareholder expectations. The Company's Compensation Committee believes that the executive compensation policies and programs described in this report serve the interest of the Company and its shareholders.

Dated: March 18, 2002.

                      Submitted by the Compensation Committee,

                      Michael B. Yanney, Chairman
                      Forrest E. Hoglund
                      Craig D. Slater

        The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

STOCK PERFORMANCE GRAPH

        The following graph compares the yearly percentage change in the cumulative total shareholder return on our common stock with the cumulative return on the S&P 500 Index and the Dow Jones Oil-Secondary Index from December 31, 1996 to December 31, 2001. We believe that the Dow Jones Oil-Secondary Index is meaningful because it is an independent, objective view of the performance of other similarly-sized energy companies. The graph assumes that $100 was invested in each category on the last trading day of 1996 and that dividends were reinvested.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG FOREST OIL CORPORATION, THE S&P 500 INDEX
AND THE DOW JONES OIL-SECONDARY INDEX

*$100 invested on 12/31/96 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

        This performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under those Acts.

PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT AUDITORS

        Subject to ratification by our shareholders, the Board has designated the firm of KPMG LLP, Suite 2300, 707 Seventeenth Street, Denver, Colorado 80202 as independent auditors to examine and audit our financial statements for the year 2002. This firm has audited our financial statements for over 50 years and is considered to be well qualified. The designation of such firm as auditors is being submitted for ratification or rejection at the Annual Meeting. Action by shareholders is not required under the law for the appointment of independent auditors, but the ratification of their appointment is submitted by the Board in order to give our shareholders the final choice in the designation of auditors.

        A representative of KPMG LLP will be present at the Annual Meeting with the opportunity to make a statement if he desires to do so and will also be available to respond to appropriate questions.

        The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP. The Audit Committee has reviewed the services provided by KPMG LLP for non-audit services and concluded that the provision of such services is compatible with maintaining KPMG LLP's independence.

Audit fees, excluding audit related	$555,000

All other fees:
Audit related fees(1)	300,000
Other non-audit services(2)	158,000

Total all other fees	$458,000

(1)
Audit related fees consisted principally of audits of financial statements of certain employee benefit plans, special purpose and statutory audit reports, review of registration statements and issuance of consents, issuances of letters to underwriters, review of hedge program controls, operational reviews of joint interest processes, due diligence assistance, annual proxy assistance and international audit assistance.

(2)
Other non-audit fees consisted of merger integration fees and tax services.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

ADJOURNMENT OF THE ANNUAL MEETING

        Approval of Proposal No. 1 regarding the election of directors requires the affirmative vote of a plurality of the votes represented at the Annual Meeting by shares of our common stock entitled to vote. Approval of Proposal No. 2 regarding appointment of independent auditors requires the affirmative vote of at least a majority of the votes represented at the Annual Meeting by shares of our common stock entitled to vote. In each case, the presence in person or by proxy of the holders of a majority of the shares of our common stock entitled to vote is necessary to transact business at the Annual Meeting in order to approve the proposals. In the event there is an insufficient number of shares of our common stock present in person or by proxy at the Annual Meeting to approve such proposals, the Board of Directors requests approval to adjourn the Annual Meeting to a later date. The place and date to which the Annual Meeting would be adjourned would be announced at the Annual Meeting, but would in no event be more than 30 days after the date of the Annual Meeting.

SHAREHOLDER PROPOSALS

        We must receive proposals of shareholders intended to be presented at the 2003 Annual Meeting of Shareholders no later than November 29, 2002 in order for the proposals to be eligible for inclusion in our Proxy Statement and form of proxy relating to that meeting. These proposals should be sent to Newton W. Wilson III, our Secretary, via facsimile to 303.812.1445 or by mail to Newton W. Wilson III, Secretary, 1600 Broadway, Suite 2200, Denver, Colorado 80202.

        A proposal for action to be presented by any shareholder at an annual or special meeting of shareholders shall be out of order and shall not be acted upon unless the proposal shall have been submitted in writing to the Secretary at the above facsimile number or mailing address and received at our principal executive offices no later than February 13, 2003 and such proposal is, under law, an appropriate subject for shareholder action.

COSTS OF SOLICITATION AND OTHER MATTERS

        We will bear all costs incurred in connection with the preparation, assembly and mailing of the proxy materials and the solicitation of proxies, including any costs associated with retaining a third-party proxy solicitor. As of the mailing of these proxy materials, we had not engaged anyone to assist with the solicitation of proxies, although we may later choose to do so. However, our directors, officers and employees may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities. In addition, we will reimburse brokers, banks and other nominees, fiduciaries and custodians for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our common stock held in their names.

Delivery of Documents to Security Holders Sharing an Address

        The Securities and Exchange Commission recently adopted amendments to its proxy rules that permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report to those shareholders. This method of delivery, often referred to as "householding," should reduce the amount of duplicate information that shareholders receive and lower printing and mailing costs for companies. We are not householding proxy materials for our shareholders of record in connection with our 2002 Annual Meeting. However, we have been notified that certain intermediaries may household proxy materials. If you hold your shares of our common stock through a broker or bank that has determined to household proxy materials:

  •
  Only one Proxy Statement and Annual Report to Shareholders will be delivered to multiple shareholders sharing an address unless you notify your broker or bank to the contrary; and

  •
  We will promptly deliver to you a separate copy of the Proxy Statement and Annual Report to Shareholders for the 2002 Annual Meeting if you so request by calling us at 303.812.1400 or by writing to our Secretary at Forest Oil Corporation, 1600 Broadway, Suite 2200, Denver, Colorado 80202. You can also contact your bank or broker to make a similar request.

        If your household is receiving multiple copies of our proxy statements and annual reports, you can request delivery from your bank or broker of only a single copy of our proxy statements and annual reports if your bank or broker has decided to household proxy materials.

GENERAL AND OTHER MATTERS

        The Board of Directors knows of no matter, other than those referred to in this Proxy Statement, which will be presented at the Annual Meeting. However, if any other matters are properly brought before the meeting or any of its adjournments or postponements, the person or persons voting the proxies will vote them in accordance with their judgment on such matters. Should any nominee for director be unwilling or unable to serve at the time of the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them for the election of such other person for such directorship as our Board of Directors may recommend unless, prior to the Annual Meeting, our Board of Directors has eliminated that directorship by reducing the size of the Board of Directors. The Board of Directors is not aware that any nominee named herein will be unwilling or unable to serve as a director.

        You are encouraged to complete your proxy promptly. You may revoke your proxy at any time before it is voted. If you attend the Annual Meeting, as we hope you will, you may vote your shares in person.

By Order of the Board of Directors,

NEWTON W. WILSON III Secretary
March 29, 2002

Forest Oil Corporation encourages all shareholders to vote their proxies. We now provide three convenient methods of voting:

1.
PROXY CARD: Complete, sign, date and return the proxy card attached below in the enclosed envelope (no postage required);

2.
TELEPHONE: Call toll-free on a touch-tone phone 1-                        , 7 days a week, 24 hours a day; or

3.
INTERNET: Log on the website http://www.                        .

If you choose to vote via Telephone or the Internet, you will be given instructions and asked to enter your control number, located on this proxy card. Telephone and Internet voting access will close at midnight on the day prior to the date of the Annual Meeting. IF YOU VOTE VIA TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

DETACH HERE

PROXY
FOREST OIL CORPORATION
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Shareholders

I have received the Proxy Statement dated March 29, 2002 of Forest Oil Corporation and hereby appoint Robert S. Boswell and Newton W. Wilson III, and each of them, as my proxies, with full power of substitution and resubstitution, to represent me at the Annual Meeting of Shareholders of the Company to be held on May 8, 2002 (and at any adjournments or postponements of the Annual Meeting), and to vote all shares of common stock that I would be entitled to vote if personally present at the Annual Meeting, or any adjournment or postponement of the meeting, in the manner specified below (or, if I do not specify how to vote, to vote all of my shares FOR all proposals described below and to vote in the discretion of the proxies as to any other matters coming before the Annual Meeting.)

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

	Vote by Telephone		Vote by Internet
It's fast, convenient, and immediate! Call Toll-Free on a Touch-Tone Phone 1- .		It's fast, convenient, and your vote is immediately confirmed and posted.
Follow these four easy steps:		Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.	1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the toll-free number 1- .	2.	Go to the Website http://www.
3.	Enter your -digit Voter Control Number located on your Proxy Card above your name.	3.	Enter your -digit Voter Control Number located on your Proxy Card above your name.
4.	Follow the recorded instructions.	4.	Follow the instructions provided.
Your vote is important!		Your vote is important!
Call 1- anytime!		Go to http://www. anytime!

Do not return your Proxy Card if you are voting by Telephone or Internet

If you have already voted and do not wish to change your vote, you do not need to return the Proxy Card or vote by Telephone or Internet

DETACH HERE

/x/	Please mark votes as in this example.

If you choose not to vote via Telephone or the Internet, please promptly mark this Proxy Card to specify how you would like your shares voted and date, sign and mail it in the enclosed envelope. No postage is required. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS REFERRED TO BELOW.

		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT*
Proposal 1.	Proposal to elect four Class II directors to serve until our 2005 Annual Meeting of Shareholders.	/ /	/ /	/ /
*Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:
Cortlandt S. Dietler Forrest E. Hoglund James H. Lee Craig D. Slater
		FOR	AGAINST	ABSTAIN
Proposal 2.	Proposal to ratify the appointment of KPMG LLP as our independent auditors for the year ending December 31, 2002.	/ /	/ /	/ /

In addition, I hereby authorize such proxies to vote my shares in their discretion as to any other matters that may come before the Annual Meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	/ /	MARK HERE IF YOU PLAN TO ATTEND THE MEETING	/ /

IF YOU EXECUTE AND RETURN THIS PROXY CARD BUT DO NOT SPECIFY THE MANNER IN WHICH THE PROXIES SHOULD VOTE YOUR SHARES, THE PROXIES WILL VOTE YOUR SHARES "FOR" ALL OF THE FOREGOING PROPOSALS AND IN THEIR DISCRETION AS TO ANY OTHER MATTERS COMING BEFORE THE MEETING.

Please date this Proxy Card and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, this Proxy Card should be signed by a duly authorized officer. If signed by a partnership, please sign in the partnership name by authorized person.
Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held on May 8, 2002
TABLE OF CONTENTS
PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS To Be Held May 8, 2002
PROPOSAL NO. 1—ELECTION OF DIRECTORS
INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE AUDIT COMMITTEE
PRINCIPAL HOLDERS OF SECURITIES
SECURITY OWNERSHIP OF MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
Summary Compensation Table
Stock Option Grants in 2001
Aggregated Option Exercises in 2001 and Outstanding Stock Option Values as of December 31, 2001
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
STOCK PERFORMANCE GRAPH
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN* AMONG FOREST OIL CORPORATION, THE S&P 500 INDEX AND THE DOW JONES OIL-SECONDARY INDEX
PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT AUDITORS
ADJOURNMENT OF THE ANNUAL MEETING
SHAREHOLDER PROPOSALS
COSTS OF SOLICITATION AND OTHER MATTERS
GENERAL AND OTHER MATTERS